UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 26, 2013

Anaren, Inc.
(Exact name of registrant as specified in its charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (315) 432-8909

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 26, 2013, Anaren, Inc., a New York corporation (the “Company”), entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 4, 2013 (the “First Amendment” and, such agreement as so amended, the “Merger Agreement”), by and among the Company, ANVC Holding Corp., a Delaware corporation, and ANVC Merger Corp., a New York corporation and wholly owned subsidiary of ANVC Holding Corp.  The Merger Agreement provides, subject to the terms and conditions thereof, for the merger of ANVC Merger Corp. with and into the Company, with the Company surviving the merger (the “Merger”).  The First Amendment clarifies that in connection with the Merger the Company’s shareholders are entitled to appraisal rights, if any, only to the extent such rights are available to the Company’s shareholders pursuant to the New York Business Corporation Law.

The foregoing description of the First Amendment and the matters contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, attached to this Current Report on 8−K as Exhibit 2.1, which is incorporated into this Item 1.01 by this reference.

Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the acquisition may not be consummated in a timely manner, if at all; (2) the definitive acquisition agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management’s attention from the Company’s ongoing business operations; (4) the failure of the acquiror to obtain the necessary financing to complete the acquisition; (5) the effect of the announcement of the acquisition on the Company’s business relationships, operating results and business generally; and (6) the failure to obtain the requisite approvals to the acquisition, such as shareholder approval. Additional factors are set forth in Anaren’s filings with the SEC, including its Annual Report on Form 10-K for the year ended June 30, 2013, filed with the SEC on August 12, 2013 and its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made. Anaren expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

 In connection with the Merger, Anaren intends to file relevant materials with the SEC, including a preliminary proxy statement, a definitive proxy statement. INVESTORS AND SHAREHOLDERS OF ANAREN ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANAREN AND THE MERGER. Shareholders of Anaren can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Anaren in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available.  The preliminary proxy statement, the definitive proxy statement and any other relevant materials (when they become available), and any other documents filed by Anaren with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by directing a written request to: Anaren, Inc., 6635 Kirkville Rd, Syracuse, New York 13057, Attention: Investor Relations. Investors and shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

 Certain Information Regarding Participants

Anaren and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Anaren in connection with the Merger. Information regarding Anaren's directors and executive officers and their ownership of Company common stock is set forth in the proxy statement on Schedule 14A for Anaren’s 2013 annual meeting of shareholders, which was filed with the SEC on September 20, 2013. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.	Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated November 26, 2013, by and among Anaren, Inc., ANVC Holding Corp., a Delaware corporation and ANVC Merger Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:	November 26, 2013
ANAREN, INC.

		By:	/s/ Lawrence A. Sala
		Name:	Lawrence A. Sala
		Title:	President and Chief Executive Officer